Exhibit 5


                                                             May 23, 2000

Board of Directors
DynCorp
11710 Plaza America Drive
Reston, Virginia  20190

Gentlemen:

         I am the Deputy General Counsel of DynCorp (the "Company"). As such, I have acted as your counsel in connection with a registration statement (the "Registration Statement") of the Company covering the registration of issuance of 800,000 shares of its Common Stock, par value $0.10 per share, (the "Common Stock"), which may be issued by the Company pursuant to the Company's 1999
Long-Term Incentive Stock Plan (the "LTISP"). The Registration Statement is to be filed with the Securities and Exchange Commission (the "Commission") on Form S-8, under the Securities Act of 1933, as amended (the "Securities Act").

         I am generally familiar with the affairs of the Company. In addition, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, (ii) the Amended and Restated Certificate of Incorporation and By-Laws of the Company,
(iii) resolutions adopted by the Compensation Committee of the Board of Directors relating to the issuance of the Common Stock under the LTISP, (iv) the LTISP, and (v) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies.

         Based upon and subject to the foregoing, I am of the opinion that the shares of Common Stock to be issued by the Company through the LTISP shall have been duly authorized for issuance and, when certificates therefor have been duly executed, delivered, and paid for, will be legally issued, fully paid, and nonassessable.

         I hereby consent to the use of my name in the Registration Statement under the caption "Legal Opinion" and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                                /s/ H. M. Hougen
                                               H. Montgomery Hougen
                                               Vice President and Secretary
                                               Deputy General Counsel